Exhibit 99.1

LeMaitre Q3 2015 Sales $19.0mm (+12% organic), Record Op. Inc. $3.3mm (+79%)

BURLINGTON, Mass., October 27, 2015 — LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of vascular devices, today reported Q3 2015 results, announced a $0.04/share dividend and provided guidance.

Q3 2015 results included:

•	Sales of $19.0mm, +9% reported (+12% organic) vs. Q3 2014

•	Record operating income of $3.3mm vs. $1.9mm, +79%

•	Record operating margin of 17%

•	Record net income of $2.1mm vs. $0.9mm, +124%

•	Earnings of $0.11 per diluted share vs. $0.05, +115%

•	Record EBITDA of $4.0mm vs. $2.7mm, +47%

•	Cash increased $4.2mm to $23.6mm

Q3 2015 sales of $19.0mm increased 9% (+12% organic) vs. Q3 2014. The XenoSure patch and the Omniflow II graft led growth in the quarter. International sales increased 11%, while sales in the Americas increased 7%.

Gross margin improved to 71.0% in Q3 2015 from 68.6% in Q3 2014 primarily due to manufacturing efficiencies and increases in average selling prices.

Operating expenses in Q3 2015 were $10.2mm, flat against the year-earlier quarter. The Company ended Q3 2015 with 82 sales reps vs. 81 at the end of Q3 2014.

“I am pleased to report record operating income of $3.3 million in Q3 and our 6th consecutive quarter of double digit operating margins,” said George W. LeMaitre, Chairman and CEO. “We continue to pursue 10% sales growth and 20% profit growth.”

Quarterly Dividend

On October 22, 2015, the Company’s Board of Directors approved a quarterly dividend of $0.04/share of common stock. The dividend will be paid December 4, 2015 to shareholders of record on November 20, 2015.

Business Outlook

The Company expects Q4 2015 sales of $20.1mm, a reported increase of 8% vs. Q4 2014. Excluding currency effects and acquisitions, this represents 12% sales growth (organic growth). The Company expects Q4 2015 gross margin of 68.5%. The Company also expects Q4 2015 operating income of $2.6mm (13% operating margin), a 5% decline vs. Q4 2014.

The Company has increased its full-year 2015 sales guidance to $78.0mm, a reported increase of 10% vs. 2014. Excluding currency effects and acquisitions, this represents 13% sales growth (organic growth). The Company expects 2015 gross margin of 68.7%. The Company has increased its 2015 operating income guidance to $11.0mm (14% operating margin), a 73% increase vs. 2014.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-474-9506 (+1 857-244-7559 for international callers), using passcode 14845228. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q4 2015 and 2015 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$23,629	$18,692
Accounts receivable, net	11,339	10,803
Inventory	15,920	16,714
Prepaid expenses and other current assets	3,089	2,379

Total current assets	53,977	48,588

Property and equipment, net	6,788	6,878
Goodwill	17,717	17,281
Other intangibles, net	6,656	7,157
Deferred tax assets	1,306	1,418
Other assets	168	170

Total assets	$86,612	$81,492

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$931	$1,127
Accrued expenses	7,598	7,479
Acquisition-related obligations	304	1,435

Total current liabilities	8,833	10,041

Deferred tax liabilities	2,917	2,919
Other long-term liabilities	676	325

Total liabilities	12,426	13,285

Stockholders’ equity
Common stock, $0.01 par value; authorized 37,000,000 shares; issued 19,499,818 shares at September 30, 2015, and 18,778,436 shares at December 31, 2014	195	188
Additional paid-in capital	80,188	75,389
Retained earnings	6,356	3,248
Accumulated other comprehensive loss	(4,033)	(2,365)
Treasury stock, at cost; 1,431,139 shares at September 30, 2015, and 1,407,211 shares at December 31, 2014	(8,520)	(8,253)

Total stockholders’ equity	74,186	68,207

Total liabilities and stockholders’ equity	$86,612	$81,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net sales	$19,025	$17,501	$57,869	$52,416
Cost of sales	5,509	5,498	18,106	16,813

Gross profit	13,516	12,003	39,763	35,603

Operating expenses:
Sales and marketing	5,489	5,091	16,866	16,857
General and administrative	3,455	3,765	10,375	10,376
Research and development	1,421	1,109	3,904	3,590
Gain on Divestitures	(360)	—	(360)	—
Medical device excise tax	190	178	554	518
Impairment charges	—	—	—	161
Restructuring charges	—	8	—	500

Total operating expenses	10,195	10,151	31,339	32,002

Income from operations	3,321	1,852	8,424	3,601

Other income (loss):	3	(5)	7	(4)
Other income (loss), net	(185)	52	(142)	30

Income before income taxes	3,139	1,899	8,289	3,627

Provision for income taxes	1,047	965	3,061	1,628

Net income	$2,092	$934	$5,228	$1,999

Earnings per share of common stock
Basic	$0.12	$0.05	$0.30	$0.12

Diluted	$0.11	$0.05	$0.29	$0.12

Weighted - average shares outstanding:
Basic	17,865	17,348	17,625	16,358

Diluted	18,497	17,709	18,136	16,772

Cash dividends declared per common share	$0.040	$0.035	$0.120	$0.105

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2015		September 30, 2014		September 30, 2015		September 30, 2014
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$11,916	63%	$11,102	63%	$35,870	62%	$32,566	62%
International	7,109	37%	6,399	37%	21,999	38%	19,850	38%

Total Net Sales	$19,025	100%	$17,501	100%	$57,869	100%	$52,416	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2015
Net sales as reported	$19,025
Impact of currency exchange rate fluctuations	1,348
Net impact of acquisitions and divestitures excluding currency	(791)

Adjusted net sales		$19,582

For the three months ending September 30, 2014
Net sales as reported	$17,501
Net impact of divestitures excluding currency	(71)

Adjusted net sales		$17,430

Adjusted net sales increase for the three months ending September 30, 2015		$2,152	12%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2015
Net sales per guidance	$20,100
Impact of currency exchange rate fluctuations	956
Net impact of acquisitions and divestitures excluding currency	(120)

Adjusted net sales	.	$20,936

For the three months ending December 31, 2014
Net sales as reported	$18,682
Net impact of divestitures excluding currency	(1)

Adjusted net sales		$18,681

Adjusted net sales increase for the three months ending December 31, 2015		$2,255	12%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2015
Net sales per guidance	$77,967
Impact of currency exchange rate fluctuations	5,410
Net impact of acquisitions and divestitures excluding currency	(3,401)

Adjusted net sales		$79,976

For the year ending December 31, 2014
Net sales as reported	$71,097
Net impact of divestitures excluding currency	(76)

Adjusted net sales		$71,021

Adjusted net sales increase for the year ending December 31, 2015		$8,955	13%

	For the three months ended		For the nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Reconciliation between GAAP and Non-GAAP EBITDA
Net income, as reported	$2,092	$934	$5,228	$1,999
Amortization and depreciation expense	825	802	2,497	2,422
Interest income, net	3	(5)	7	(4)
Provision for income taxes	1,047	965	3,061	1,628

EBITDA	$3,967	$2,696	$10,793	$6,045